                                                                  EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT


Robotic Vision Systems, Inc. and Subsidiaries:

We consent to the incorporation by reference in Registration Statement Nos. 2-82662, 2-85336, 2-94926, 33-12280, 33-16088, 33-28764, 33-45474, 33-63289,
33-64039, and 33-70960 on Form S-8 and Registration Statement No. 33-62715 on Form S-3 of our report dated December 8, 1995, appearing in this Annual Report on Form 10-K of Robotic Vision Systems, Inc. and Subsidiaries for the year ended September 30, 1995.

/s/ Deloitte & Touche LLP

Jericho, New York
December 26, 1995